Exhibit 99.1

CONTACT:                      Investor Relations                                (214) 792-4415

SOUTHWEST AIRLINES REPORTS THIRD QUARTER FINANCIAL RESULTS

DALLAS, TEXAS – October 15, 2009 – Southwest Airlines (NYSE:LUV) today reported its third quarter 2009 financial results.  Net loss for third quarter 2009 was $16 million, or $.02 loss per diluted share, compared to a net loss of $120 million, or $.16 loss per diluted share, for third quarter 2008.  Third quarter 2009 results included special items (net of profitsharing and taxes) consisting of a charge of $27 million relating to the Company's early-out program and a net loss of $12 million, relating to non-cash, mark-to-market and other items associated with a portion of the Company’s fuel hedge portfolio.   Additional information regarding these special items is included in this release and in the accompanying reconciliation tables.   Excluding special items, third quarter 2009 net income was $23 million, or $.03 per diluted share, compared to $69 million, or $.09 per diluted share, for third quarter 2008.  The third quarter 2009 net income, excluding special items, exceeded Thomson's First Call's mean estimate of $.02 per diluted share.
Gary C. Kelly, Chairman of the Board, President, and Chief Executive Officer, stated: “I am extremely proud of our Southwest Employees.  To produce a profit, excluding special items, in this environment is a remarkable accomplishment.  Sixty days ago, even a modest profit seemed unattainable.  Despite the continuation of a depressed economy, our People fought hard, and have staged an impressive revenue recovery from where we were in June.  Our third quarter 2009 unit revenues declined 2.2 percent from a year ago, a substantial improvement from the six percent year-over-year decline experienced in second quarter.  It is a true testament to their Warrior Spirits during these most challenging of times.
"A number of revenue initiatives were planned for 2009, and, because travel demand was much worse than planned, a number of audibles were called.  First and foremost, through our sophisticated aircraft schedule optimization process, approximately 10 percent of our flights were eliminated from our system over the last year, which were unprofitable and less popular flights.  We made the decision to keep our fleet essentially flat in 2009, to be prepared for weak travel demand.  Even so, we produced available capacity through optimization efforts that was redeployed during the last year to substantial new markets:  Minneapolis/St. Paul; New York La Guardia; and Boston Logan.   These large markets fit well within our expansive route system, and have achieved instant success; and, we look forward to adding Milwaukee next month.
"Next, we recently upgraded our website, introducing a new and improved southwest.com.   While this enhanced version lays the necessary foundation for future revenue generating features, it is already producing gains in average fares and achieving higher booking rates.  Since second quarter, we also have implemented another round of enhancements to our revenue management structure and techniques.  It, too, is already yielding returns that should strengthen our revenue trends, prospectively.
"Unplanned for this year, but producing nice returns, are our new pet fare, Unaccompanied Minor service charge, and our newest product, EarlyBird Check-in, which allows our Customers to automatically get an assigned boarding position before general check-in occurs.  All of these products are meeting our expectations and made possible through technology upgrades and enhancements this year.
"In July, we launched a WOW! Sale for post-Labor Day travel, which set all-time booking records for daily sales, and helped drive our September monthly load factor up over 11 points from last year, setting a record for the month and quarter.  Favorable year-over-year load factor comparisons are continuing thus far in October 2009, with month-to-date passenger unit revenues up approximately one percent from the respective year-ago period.
"Finally, we have enjoyed a positive reaction to our Bags Fly Free Campaign.  Customer response has been tremendous, and we believe we are gaining a substantial amount of Customers and revenues by differentiating ourselves in a significant and meaningful way from other airlines and underscoring our commitment to Low Fares.
"While this is a significant amount of change to construct, implement, and manage, our People have simply done a marvelous job, and the results attest to it.  Our Department of Transportation Customer Satisfaction ranking leads the industry, and our ontime performance is the best in years and near the top of the industry.
"With respect to our third quarter cost performance, despite the significant year-over-year benefit of lower energy prices, we are still experiencing substantial cost pressures that demand continued discipline and focus on containing costs and maximizing productivity.  Excluding fuel and special items, our unit costs increased 6.6 percent from the same period a year ago.  With our planned fourth quarter year-over-year capacity reduction of eight percent, we anticipate cost pressures to continue and presently expect our fourth quarter 2009 unit costs, excluding fuel and special items, to exceed third quarter 2009’s 7.11 cents."
Southwest will discuss its third quarter 2009 results on a conference call at 11:30 a.m. Eastern Time today.  A live broadcast of the conference call will be available at southwest.com.

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Operating Results
Total operating revenues for third quarter 2009 decreased 7.8 percent to $2.7 billion, compared to $2.9 billion for third quarter 2008.  Total third quarter 2009 operating expenses were $2.6 billion, compared to $2.8 billion in third quarter 2008.  Operating income for third quarter 2009 was $22 million, compared to $86 million in third quarter 2008.  Excluding special items, operating income was $129 million in third quarter 2009, compared to $147 million last year.
The Company’s third quarter 2009 total operating expenses decreased 5.7 percent from third quarter 2008 largely due to lower energy prices, and were down 7.5 percent, excluding special items.  Even with approximately $78 million in unfavorable cash settlements from derivative contracts in third quarter 2009, economic fuel costs decreased 17.4 percent to $2.13 per gallon, including taxes.  This excludes a reduction in premium expense of $13 million included in "other expenses" relating to the sale of call options relating to third quarter 2009.  As of yesterday, the Company had derivative contracts in place for over 45 percent of its estimated fourth quarter 2009 consumption resulting in an estimated fourth quarter 2009 fuel cost per gallon, based on current market prices, in the $2.25 range (including taxes).  For 2010, the Company has derivative contracts in place for over 65 percent of its estimated fuel consumption resulting in an estimated 2010 fuel cost per gallon, based on current market prices, in the $2.40 range (including taxes).  The total market value (as of yesterday) of the Company's net fuel derivative contracts for the remainder of 2009 through 2013 reflects a net liability of approximately $526 million.
Third quarter 2009 total operating expenses included a special item related to the Company’s voluntary early-out program, in which approximately 1,400 Employees elected to participate.  In accordance with the accounting guidance in ASC Topic 715 (originally issued as FAS 88, “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits”), the Company accrued the total cost of the program of approximately $66 million during third quarter 2009.  Of this amount, approximately $32 million was paid out to Employees who left the Company prior to September 30, 2009, and the remaining $34 million will be paid out in subsequent periods.  The Company expects annual savings in subsequent years from the program to exceed the cost of the program.
           “Other expenses” were $42 million for third quarter 2009, compared to $291 million for third quarter 2008.  The $249 million decrease in total other expenses primarily resulted from $2 million in “other losses” recognized in third quarter 2009 versus $269 million in “other losses” recognized in third quarter 2008.  In both periods, these “other losses” primarily resulted from unrealized gains/losses associated with our fuel hedging program.  The cost of the hedging program (which includes the premium costs of derivative contracts) of $35 million in third quarter 2009 and $20 million in third quarter 2008 is also included in "other (gains) losses."  Third quarter 2009 interest expense increased $13 million from third quarter 2008 primarily due to financing transactions the Company completed since third quarter 2008.  Lower market interest rates coupled with lower Boeing aircraft progress payments generated less capitalized interest in third quarter 2009 compared to the same period last year.  Interest income also decreased versus third quarter 2008 due to lower market interest rates.
Net cash provided by operations for the nine months ended September 30, 2009 was $493 million, which was net of a $185 million increase in cash posted as collateral to the Company’s fuel hedge counterparties since December 31, 2008.  Capital expenditures for the first nine months of 2009 were $471 million.
During third quarter 2009, the Company borrowed $124 million under a new term loan agreement secured by five Boeing 737-700 aircraft.  The Company has minimal contractual debt obligations for the remainder of 2009.
At the end of third quarter 2009, the Company replaced its previous $600 million unsecured revolving credit facility with a new $600 million unsecured revolving credit facility that will expire in October 2012.  In addition to this fully available $600 million revolving credit facility, as of yesterday, the Company had approximately $2.4 billion in cash and short-term investments, net of $355 million in cash collateral paid to its fuel hedge counterparties.
Total operating revenues for the nine months ended September 30, 2009 decreased 7.9 percent to $7.6 billion, while total operating expenses decreased 4.6 percent to $7.5 billion, resulting in operating income of $95 million for the first nine months of 2009 versus $380 million in the first nine months of 2008.  Excluding special items, operating income was $342 million and $487 million, for the nine months ended September 30, 2009 and 2008, respectively.  Net loss for the nine months ended September 30, 2009 was $16 million, or $.02 loss per diluted share, compared to net income of $234 million, or $.32 per diluted share, for the same period last year.  Excluding special items, net income for the nine months ended September 30, 2009 was $61 million, or $.08 per diluted share, compared to $233 million, or $.32 per diluted share, for the same period last year.

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Restatement of GAAP results
On October 14, 2009, the Company determined that its financial statements for the three and six month periods ended June 30, 2009 contained an error in the application of Accounting Standards Codification (ASC)  Topic 815 to specific derivatives in the Company’s hedge portfolio.  See Supplemental Schedule I for a reconciliation of previously reported GAAP results to the restated amounts.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Specific forward-looking statements include, without limitation, statements relating to (i) the Company’s revenue and cost-cutting initiatives and its expectations related to such initiatives; (ii) its fleet plans and expectations; (iii) its growth plans and expectations; and (iv) its expectations regarding future results of operations. These forward-looking statements are based on the Company's current intent, expectations, and projections and are not guarantees of future performance.  These statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them.  Factors include, among others, (i) the price and availability of aircraft fuel, the impact of hedge accounting, and any changes to the Company’s strategies for addressing fuel price volatility; (ii) continued economic uncertainty, which could continue to impact the demand for air travel and the Company’s ability to adjust fares; (iii) the impact of fuel prices and economic conditions on the Company’s overall business plan and strategies; (iv) competitor capacity decisions; (v) the Company's ability to timely and effectively prioritize its revenue and cost reduction initiatives and its related ability to timely implement, transition, and maintain the necessary information technology systems and infrastructure to support these initiatives; (vi) the results of labor negotiations; and (vii) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and under the heading “Forward-looking statements” in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, and June 30, 2009.

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SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(in millions, except per share amounts)
(unaudited)

	Three months ended			Nine months ended
	September 30,			September 30,
			Percent			Percent
	2009	2008	Change	2009	2008	Change

OPERATING REVENUES:
Passenger	$2,550	$2,767	(7.8)	$7,308	$7,927	(7.8)
Freight	28	37	(24.3)	87	108	(19.4)
Other	88	87	1.1	243	254	(4.3)
Total operating revenues	2,666	2,891	(7.8)	7,638	8,289	(7.9)

OPERATING EXPENSES:
Salaries, wages, and benefits	909	856	6.2	2,607	2,494	4.5
Fuel and oil	826	1,051	(21.4)	2,250	2,795	(19.5)
Maintenance materials and repairs	184	190	(3.2)	557	523	6.5
Aircraft rentals	47	38	23.7	140	115	21.7
Landing fees and other rentals	192	167	15.0	537	497	8.0
Depreciation and amortization	162	152	6.6	462	445	3.8
Other operating expenses	324	351	(7.7)	990	1,040	(4.8)
Total operating expenses	2,644	2,805	(5.7)	7,543	7,909	(4.6)

OPERATING INCOME	22	86	(74.4)	95	380	(75.0)

OTHER EXPENSES (INCOME):
Interest expense	48	35	37.1	140	95	47.4
Capitalized interest	(5)	(6)	16.7	(16)	(20)	20.0
Interest income	(3)	(7)	57.1	(11)	(18)	38.9
Other (gains) losses, net	2	269	n.a.	2	(38)	n.a.
Total other expenses (income)	42	291	n.a.	115	19	n.a.

INCOME (LOSS) BEFORE INCOME TAXES	(20)	(205)	90.2	(20)	361	(105.5)
PROVISION (BENEFIT) FOR INCOME TAXES	(4)	(85)	95.3	(4)	127	(103.1)

NET INCOME (LOSS)	$(16)	$(120)	86.7	$(16)	$234	(106.8)

NET INCOME (LOSS) PER SHARE:
Basic	($.02)	($.16)		($.02)	$.32
Diluted	($.02)	($.16)		($.02)	$.32

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	742	736		741	734
Diluted	742	736		741	739

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SOUTHWEST AIRLINES CO.
RECONCILIATION OF REPORTED AMOUNTS TO NON-GAAP ITEMS (SEE NOTE)
(in millions, except per share amounts)
(unaudited)

Note regarding use of non-GAAP financial measures
The financial results provided in this news release "excluding special items" are non-GAAP results that are provided as supplemental information. These results primarily reflect items calculated on an "economic" basis and should not be relied upon as alternative measures to Generally Accepted Accounting Principles (GAAP). Management has
established the concept of "economic" results to provide visibility to the non-current, non-cash aspects of its fuel hedging program and accounting, which can materially impact the Company's current financial results, but may not provide a clear picture of the Company's liquidity and ongoing operations. Therefore, items presented below on an "economic"
basis include only the cash settlement gains or losses for derivative instruments that settled in the current accounting period; therefore, these gains or losses are known and have been realized. Items that are excluded from the Company’s economic results as shown in the below table primarily consist of certain “unrealized” gains or losses associated with derivatives that settled in a prior period or will settle in a future period. The excluded items primarily consist of hedge ineffectiveness as defined in Accounting Standards Codification
Topic 815 (ASC Topic 815, originally issued as SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended), related to derivative instruments that will settle in future periods and changes in market value for future period derivatives that do not qualify for special hedge accounting, as defined in ASC Topic 815. Further information on (i) the
Company’s fuel hedging program, (ii) the requirements and accounting associated with ASC Topic 815, and (iii) the causes of hedge ineffectiveness and/or mark-to-market gains or losses from derivative instruments is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and in the Company’s subsequent Quarterly Reports on Form 10-Q. Special items also include a charge of $27 million (net of profitsharing and taxes) during third quarter 2009 related to the Company's early-out program, which management does not believe is a meaningful indicator of the Company's expected ongoing performance.

Because the Company’s results, as reported under GAAP, can contain significant gains or losses associated with “unrealized” items, management believes a supplemental “economic”
financial presentation that excludes these items allows it and the Company’s investors to more accurately measure and monitor the Company’s comparative performance on a consistent basis. Management also believes “economic” results provide a clearer picture of the impact of earnings results on the Company’s liquidity, as the items being excluded are unrealized gains or losses that do not affect the Company’s liquidity. Finally, because management internally uses both GAAP and non-GAAP results to evaluate the Company’s performance, management believes the provision of a supplemental “economic” presentation provides greater transparency to investors regarding management’s views with respect to the Company’s ongoing operations.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			Percent			Percent
	2009	2008	Change	2009	2008	Change

Fuel and oil expense - unhedged	$697	$1,438		$1,857	$3,949
Less: Fuel hedge (gains) losses included in fuel and oil expense	129	(387)		393	(1,154)
Fuel and oil expense - GAAP	$826	$1,051	(21.4)	$2,250	$2,795	(19.5)
Add/(Deduct): Net impact from fuel contracts (1)	(51)	(61)		(191)	(107)
Fuel and oil expense - economic	$775	$990	(21.7)	$2,059	$2,688	(23.4)

Operating income, as reported	$22	$86		$95	$380
Add/(Deduct): Net impact from fuel contracts (1)	51	61		191	107
Operating income - economic	$73	$147		$286	$487
Add: Charge from voluntary early out program, net	56	-		56	-
Operating income, non-GAAP	$129	$147	(12.2)	$342	$487	(29.8)

Other (gains) losses, net, as reported	$2	$269		$2	$(38)
Add/(Deduct): Net impact from fuel contracts (1)	39	(247)		112	91
Other losses, net, non-GAAP	$41	$22	86.4	$114	$53	115.1

Net income (loss), as reported	$(16)	$(120)		$(16)	$234
Add/(Deduct): Net impact from fuel contracts (1)	12	308		79	16
Income tax impact of fuel contracts	-	(119)		(29)	(5)
	$(4)	$69		$34	$245
Add: Charge from voluntary early out program, net	27	-		27	-
Add (Deduct): Change in Illinois state income tax law, net	-	-		-	(12)
Net income, non-GAAP	$23	$69	(66.7)	$61	$233	(73.8)

Net income (loss) per share, diluted, as reported	$(.02)	$(.16)		$(.02)	$.32
Add/(Deduct): Net impact from fuel contracts	.01	.25		.06	.01
	$(.01)	$.09		$.04	$.33
Add: Impact of special items, net	.04	-		.04	(.01)
Net income per share, diluted, non-GAAP	$.03	$.09	(66.7)	$.08	$.32	(75.0)

(1) See Reconciliation of Impact from Fuel Contracts

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SOUTHWEST AIRLINES CO.
RECONCILIATION OF IMPACT FROM FUEL CONTRACTS (SEE PREVIOUS NOTE)
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Fuel & Oil Expense
Add/(Deduct): Impact from current period settled contracts
included in Other (gains) losses, net	$(1)	$9	$(30)	$(34)
Add/(Deduct): Other impact of fuel contracts settling in the
current or a prior period	(50)	(70)	(161)	(73)
Impact from fuel contracts to Fuel & Oil Expense	$(51)	$(61)	$(191)	$(107)

Operating Income
Add/(Deduct): Impact from current period settled contracts
included in Other (gains) losses, net	$1	$(9)	$30	$34
Add/(Deduct): Other impact of fuel contracts settling in the
current or a prior period	50	70	161	73
Impact from fuel contracts to Operating Income	$51	$61	$191	$107

Other (gains) losses
Add/(Deduct): Mark-to-market impact from fuel contracts
settling in future periods	$(11)	$(202)	$21	$110
Add/(Deduct): Ineffectiveness from fuel hedges settling in future periods	49	(36)	61	(53)
Add/(Deduct): Impact from current period settled contracts
included in Other (gains) losses, net	1	(9)	30	34
Impact from fuel contracts to Other (gains) losses	$39	$(247)	$112	$91

Net Income
Add/(Deduct): Mark-to-market impact from fuel contracts
settling in future periods	$11	$202	$(21)	$(110)
Add/(Deduct): Ineffectiveness from fuel hedges settling in future periods	(49)	36	(61)	53
Add/(Deduct): Other impact of fuel contracts settling in the
current or a prior period	50	70	161	73
Impact from fuel contracts to Net income *	$12	$308	$79	$16

* Excludes income tax impact of unrealized items

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SOUTHWEST AIRLINES CO.
COMPARATIVE CONSOLIDATED OPERATING STATISTICS
(unaudited)

	Three months ended				Nine months ended
	September 30,				September 30,
	2009	2008	Change		2009	2008	Change

Revenue passengers carried	22,375,593	22,243,013	0.6%		64,811,451	67,741,176	(4.3)%
Enplaned passengers	26,396,360	25,686,181	2.8%		75,951,788	77,945,753	(2.6)%
Revenue passenger miles (RPMs) (000s)	19,706,579	18,822,810	4.7%		56,281,687	56,226,510	0.1%
Available seat miles (ASMs) (000s)	24,771,016	26,287,035	(5.8)%		74,495,618	77,815,557	(4.3)%
Load factor	79.6%	71.6%	8.0	pts.	75.6%	72.3%	3.3	pts.
Average length of passenger haul (miles)	881	846	4.1%		868	830	4.6%
Average aircraft stage length (miles)	640	642	(0.3)%		641	635	0.9%
Trips flown	283,663	300,537	(5.6)%		852,371	898,759	(5.2)%
Average passenger fare	$113.95	$124.38	(8.4)%		$112.76	$117.02	(3.6)%
Passenger revenue yield per RPM (cents)	12.94	14.70	(12.0)%		12.98	14.10	(7.9)%
Operating revenue yield per ASM (cents)	10.76	11.00	(2.2)%		10.25	10.65	(3.8)%
CASM, GAAP (cents)	10.67	10.67	0.0%		10.13	10.16	(0.3)%
CASM, GAAP excluding fuel (cents)	7.34	6.67	10.0%		7.11	6.57	8.2%
CASM, excluding special items (cents)	10.24	10.44	(1.9)%		9.79	10.03	(2.4)%
CASM, excluding fuel and special items (cents)	7.11	6.67	6.6%		7.03	6.57	7.0%
Fuel costs per gallon, including fuel tax (unhedged)	$1.91	$3.75	(49.1)%		$1.71	$3.44	(50.3)%
Fuel costs per gallon, including fuel tax (GAAP)	$2.27	$2.73	(16.8)%		$2.07	$2.43	(14.8)%
Fuel costs per gallon, including fuel tax (economic)	$2.13	$2.58	(17.4)%		$1.89	$2.34	(19.2)%
Fuel consumed, in gallons (millions)	363	382	(5.0)%		1,083	1,143	(5.2)%
Fulltime equivalent Employees at period-end *	34,806	35,538	(2.1)%		34,806	35,538	(2.1)%
Aircraft in service at period-end	545	538	1.3%		545	538	1.3%

CASM (unit costs) - Operating expenses per ASM
RASM (unit revenue) - Operating revenue yield per ASM
* Headcount is defined as "Active" fulltime equivalent Employees for both periods presented.

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SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED BALANCE SHEET
(in millions)
(unaudited)

	September 30,	December 31,
	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$902	$1,368
Short-term investments	1,352	435
Accounts and other receivables	225	209
Inventories of parts and supplies, at cost	196	203
Deferred income taxes	365	365
Prepaid expenses and other current assets	87	73
Total current assets	3,127	2,653

Property and equipment, at cost:
Flight equipment	13,761	13,722
Ground property and equipment	1,870	1,769
Deposits on flight equipment purchase contracts	233	380
	15,864	15,871
Less allowance for depreciation and amortization	5,166	4,831
	10,698	11,040
Other assets	275	375
	$14,100	$14,068

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$694	$668
Accrued liabilities	918	1,012
Air traffic liability	1,214	963
Current maturities of long-term debt	198	163
Total current liabilities	3,024	2,806

Long-term debt less current maturities	3,378	3,498
Deferred income taxes	1,947	1,904
Deferred gains from sale and leaseback of aircraft	125	105
Other noncurrent liabilities	409	802
Stockholders' equity:
Common stock	808	808
Capital in excess of par value	1,226	1,215
Retained earnings	4,876	4,919
Accumulated other comprehensive loss	(715)	(984)
Treasury stock, at cost	(978)	(1,005)
Total stockholders' equity	5,217	4,953
	$14,100	$14,068

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SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)
(unaudited)
	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(16)	$(120)	$(16)	$234
Adjustments to reconcile net income (loss) to
cash provided by operating activities:
Depreciation and amortization	162	152	462	445
Unrealized loss on fuel derivative instruments	12	307	79	17
Deferred income taxes	4	(48)	(1)	81
Amortization of deferred gains on sale and
leaseback of aircraft	(4)	(3)	(11)	(9)
Share-based compensation expense	3	4	10	14
Excess tax benefits from share-based
compensation arrangements	(4)	8	(6)	11
Changes in certain assets and liabilities:
Accounts and other receivables	12	62	(16)	(105)
Other current assets	11	(48)	(7)	(98)
Accounts payable and accrued liabilities	(143)	(379)	(38)	(46)
Air traffic liability	6	(28)	251	344
Cash collateral received from (provided to) fuel
derivative counterparties	-	(1,940)	(185)	495
Other, net	29	(243)	(29)	(359)
Net cash provided by (used in) operating activities	72	(2,276)	493	1,024

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(198)	(178)	(471)	(765)
Purchases of short-term investments	(1,707)	(794)	(4,797)	(4,241)
Proceeds from sales of short-term investments	1,608	926	3,955	3,570
Other, net	-	-	1	-
Net cash used in investing activities	(297)	(46)	(1,312)	(1,436)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale and leaseback transactions	-	-	381	-
Issuance of Long-term debt	124	-	456	600
Proceeds from Employee stock plans	4	85	11	113
Payments of long-term debt and capital lease obligations	(22)	(15)	(64)	(41)
Payment of revolving credit facility	-	-	(400)	-
Proceeds from credit line borrowing	83	-	83	-
Payment of credit line borrowing			(91)	-
Payments of cash dividends	(3)	(3)	(13)	(13)
Repurchase of common stock	-	-	-	(54)
Excess tax benefits from share-based
compensation arrangements	4	(8)	6	(11)
Other, net	(9)	-	(16)	(5)
Net cash provided by financing activities	181	59	353	589

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(44)	(2,263)	(466)	177
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	946	4,653	1,368	2,213

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$902	$2,390	$902	$2,390

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SOUTHWEST AIRLINES CO.
SUPPLEMENTAL SCHEDULE I
RECONCILIATION OF PREVIOUSLY REPORTED AMOUNTS TO RESTATED AMOUNTS -
GAAP BASIS (SEE NOTE)
(in millions, except per share amounts)
(unaudited)

	2009
			Six months
	Three months ended		ended
	March 31	June 30	June 30

Operting income (loss), as previously reported	$(50)	$123	$73
Add: Impact of error (see Note)	-	-	-
Less: Income tax expense impact from error	-	-	-
Operating income (loss) - adjusted	$(50)	$123	$73

Net income (loss), as previously reported	$(91)	$54	$(37)
Add: Impact of error (see Note)	-	57	57
Less: Income tax expense impact from error	-	(20)	(20)
Net income (loss) - adjusted	$(91)	$91	$-

Net income (loss) per share, basic, as previously reported	$(.12)	$.07	$(.05)
Add: Impact of error (see Note)	-	.05	.05
Net income (loss) per share, basic - adjusted	$(.12)	$.12	$-

Net income (loss) per share, diluted, as previously reported	$(.12)	$.07	$(.05)
Add: Impact of error (see Note)	-	.05	.05
Net income (loss) per share, diluted - adjusted	$(.12)	$.12	$-

Note:
On October 14, 2009, the Company determined that its financial statements for the three and six months ended June 30, 2009 contained an error with respect to one rule within ASC Topic 815 (originally issued as SFAS 133, “Accounting for Derivative Instruments and Hedging Activities”, as
amended ). Specifically, in conjunction with facilitating the implementation of new hedge accounting software in April 2009, existing hedging instruments were de-designated and re-designated as new hedges. Included in the re-designation however, were certain derivative instruments that were in a net written option position that would not qualify as hedges according to ASC Topic 815. The result of this error was that a portion of the increase in fair value of these derivatives was deferred as part of Accumulated Other Comprehensive Income/Loss (AOCI), when in fact those increases should have been recognized in earnings in second quarter 2009 . This would have increased GAAP Net income by $37 million.
The net increase in fair value related to these instruments, totaling $57 million, before taxes, during second quarter 2009, relates entirely to unrealized changes in fair value as substantially all of the instruments will not settle until periods subsequent to 2009. As discussed in Note 5 of the Company’s second quarter Form 10-Q, such changes in fair value are typically included as part of its change in derivatives that are marked-to-market through earnings when such instruments do not qualify for special hedge accounting. This error had no impact on the Company's economic/non-GAAP results that were furnished on Form 8-K on July 23, 2009, since the Company excludes the impact of these types of unrealized gains and losses from such results.
Furthermore, since the Company classifies these unrealized noncash changes in value as a component of Other (gains) losses, net in the unaudited
Condensed Consolidated Statement of Income, this error also had no impact on the Company's operating income for the quarter or the six month period ended June 30, 2009, nor did it impact the Company's net cash flows for second quarter 2009. The impact on the Company's unaudited Condensed
Consolidated Balance Sheet would have been an increase to AOCI of $35 million, an increase to Retained earnings of $37 million, a decrease to Accrued liabilities of $5 million, and an increase to Deferred income taxes of $3 million as of June 30, 2009. This error had no impact on any financial statements prior to those issued for second quarter 2009.

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